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                                                                    Exhibit 3.45

                                                               1776225
                            ARTICLES OF INCORPORATION
                                                                FILED
                                       OF                in the office of the
                                                          Secretary of State
                                 I.' n O., Inc.       of the State of California

                                                            JAN 11, 1996

                                                           /s/ Bill Jones
                                                  BILL JONES, Secretary of State

                                        I

        The name of this corporation is I.' n O., Inc.

                                       II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

        The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, c/o Fountain View Management, 11900 W. Olympic Boulevard, Suite 680, Los Angeles, California 90064.

                                       IV

        This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 500,000.


 Dated:  January 11, 1996


                                                      /s/ David B. Bloom
                                                      -----------------------
                                                      David B. Bloom



        I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                      /s/ David B. Bloom
                                                      -----------------------
                                                      David B. Bloom


                                                                          (SEAL)